UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
221 River Street, 12th Floor, Hoboken, NJ 07030
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

4600 Sleepytime Drive, Boulder, CO 80301

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 2.05	Costs Associated with Exit or Disposal Activities

On September 11, 2023, the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) approved a multi-year global growth and transformation program (the “2024 Hain Reimagined Program”) for sustained growth. The program is intended to optimize the Company’s portfolio, improve underlying profitability and increase its flexibility to invest in targeted growth initiatives, brand building and other capabilities critical to delivering future growth. The savings initiatives are expected to impact the Company’s operating segments and Corporate.

Implementation of the 2024 Hain Reimagined Program, which is expected to be completed by the end of the 2027 fiscal year, is projected to result in cumulative pretax restructuring charges totaling $90-$100 million, which are currently comprised of contract termination costs (30%), asset write-downs (25%), employee-related costs (20%) and other transformation-related expenses (25%). Approximately 75% of the charges are expected to be cash charges and incurred by the end of the 2025 fiscal year. Annualized pretax savings are expected to be $130-$150 million by the end of fiscal 2027.

Statements in this Item 2.05 relating to matters that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “will” “expect,” “aim,” “may,” “should,” “plan,” “intend,” “potential” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives; and our business strategy. The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Item 7.01	Regulation FD Disclosure

As previously announced, on September 13, 2023, the Company is hosting an Investor Day with presentations by the Company’s management team.

In connection with the Investor Day, the Company issued a press release on September 13, 2023, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated September 13, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2023

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	Chief Legal and Corporate Affairs Officer, Corporate Secretary